UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2008
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

OHIO	0-20159	31-1073048

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420

(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Announcement of Quarterly Dividend
Croghan Bancshares, Inc. (“Croghan”) has announced that its Board of Directors has approved an increase in its quarterly shareholder dividend to $.32 per share for the first quarter of 2008. The first quarter dividend of $.32 per share will be payable on April 30, 2008, to shareholders of record on April 11, 2008.
First Quarter Provision for Loan and Lease Losses
On March 21, 2008, Croghan announced that it expects to report a provision for loan and lease losses of approximately $650,000 for the quarter ending March 31, 2008. This compares to a provision expense of $100,000 in the previous quarter ended December 31, 2007. The increase in the loan loss provision expense resulted from the deterioration of one large commercial loan account which was charged-off during the first quarter. Historically, Croghan’s banking subsidiary, The Croghan Colonial Bank (the “Bank”), has experienced relatively low charge-offs within its commercial loan portfolio. Other than this one commercial loan charge-off, the Bank’s charge-offs for the first quarter are expected to be within historical charge-off levels. The Bank will continue to monitor the credit quality of its entire loan portfolio to maintain the allowance for loan losses at an appropriate level.
Expense Relating to Recent Accounting Change
During 2007, the Financial Accounting Standards Board issued EITF 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsed Split-Dollar Life Insurance Arrangements (EITF 06-4), which requires an employer to recognize a liability for postemployment death benefits provided under endorsement split-dollar agreements. An endorsement split-dollar agreement is an arrangement whereby an employer owns a life insurance policy that covers the life of an employee and, pursuant to a separate agreement, endorses a portion of the policy’s death benefits to the insured employee’s beneficiary. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Bank has entered into Supplemental Death Benefit Agreements with certain of its executive officers pursuant to which the Bank has agreed to pay a portion of the death benefit payable under certain life insurance policies owned by the Bank to the executives’ beneficiaries upon their death. Croghan has determined that EITF 06-4 will require Croghan to recognize an additional expense with respect to the Bank’s Supplemental Death Benefit Agreements which is expected to reduce pre-tax earnings by between $250,000 to $300,000 for the quarter ending March 31, 2008.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K which are not historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Factors that might cause actual results to differ materially include, but are not limited to, deterioration in the general economic and market conditions, either national or in the local communities in which the Bank operates, changes in interest rates, changes in competition in the financial services industry, changes in banking regulations, decreases in the demand for loans in the market areas served by the Bank, and other risk factors relating to the banking industry in general, as detailed from time to time in the reports filed by Croghan with the Securities and Exchange Commission, including those described under “Item 1A — Risk Factors” of Croghan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, Croghan undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: March 21, 2008	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer